UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2014

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	25940	77-0312442
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1776 Lincoln Avenue, Suite 1300 Denver, Colorado		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (866) 456-9764

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 24, 2014, Glowpoint, Inc. (the “Company”) issued a Second Amended and Restated Nonnegotiable Promissory Note (the “Second Amended and Restated Note”) in favor of Shareholder Representative Services LLC (the “Stockholder Representative”), in its capacity as the representative of the prior stockholders of Affinity VideoNet, Inc. The Second Amended and Restated Note amends and restates the Nonnegotiable Promissory Note issued by the Company in favor of the Stockholder Representative on October 1, 2012, as amended and restated by the Amended and Restated Nonnegotiable Promissory Note issued by the Company in favor of the Stockholder Representative on October 17, 2013.

Pursuant to the Second Amended and Restated Note, the principal amount has been reduced by $203,000 to $1,884,692.48 effective as of December 31, 2013, the annual interest rate has been increased from 8.0% to 10.0% effective as of December 31, 2013 and the maturity date has been extended from December 31, 2014 to January 4, 2016.

The foregoing summary description of the Second Amended and Restated Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Note, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K concerning the Second Amended and Restated Note is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1
Second Amended and Restated Nonnegotiable Promissory Note in favor of Shareholder Representative Services LLC, on behalf of the prior stockholders of Affinity VideoNet, Inc., dated as of February 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2014

GLOWPOINT, INC.

	By:	/s/ David C. Clark
David C. Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amended and Restated Nonnegotiable Promissory Note in favor of Shareholder Representative Services LLC, on behalf of the prior stockholders of Affinity VideoNet, Inc., dated as of February 24, 2014.